Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Realty Income Corporation:

We consent to the incorporation by reference in the Registration Statement No. 333-186788 on Form S-3 of Realty Income Corporation and to the incorporation by reference in Registration Statement Nos. 333-181227, 333-105504, 333-102080, and 033-95708 on Forms S-8 of Realty Income Corporation of our reports dated February 14, 2014, with respect to the consolidated balance sheets of Realty Income Corporation and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income, equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and related financial statement Schedule III, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of Realty Income Corporation.

/s/ KPMG LLP

San Diego, California
February 14, 2014